Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350, each of the undersigned certifies that this annual report on Form 10-K for the period ended July 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of LTX Corporation and its wholly owned subsidiaries.

/s/ Roger W. Blethen

Roger W. Blethen

Chairman of the Board and

Chief Executive Officer

Dated: October 11, 2005

/s/ Mark J. Gallenberger

Mark J. Gallenberger

Vice President and

Chief Financial Officer and Treasurer

Dated: October 11, 2005